UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust
(Name of the Registrant as Specified In Its Charter)

SOFTVEST, L.P.
SOFTVEST ADVISORS, LLC
ART-FGT FAMILY PARTNERS LIMITED
TESSLER FAMILY LIMITED PARTNERSHIP
ERIC L. OLIVER
ALLAN R. TESSLER
HORIZON KINETICS LLC
MURRAY STAHL
HORIZON ASSET MANAGEMENT LLC
KINETICS ADVISERS, LLC
KINETICS ASSET MANAGEMENT LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT INFORMATION

On April 9, 2019, SoftVest, L.P. (“SoftVest LP”) filed a definitive proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests (the “Shares”) for the election of a new trustee of Texas Pacific Land Trust (“TPL”) to fill the vacancy created by the resignation of Maurice Meyer III (such meeting, together with any adjournments, postponements or continuations thereof, the “Special Meeting”). INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the Proxy Statement, any amendments or supplements thereto and other documents that SoftVest LP files with the SEC from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).

SoftVest Advisors, LLC, SoftVest LP, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership, Allan R. Tessler, Horizon Kinetics LLC, Horizon Asset Management LLC, Kinetics Advisers, LLC, Kinetics Asset Management LLC and Murray Stahl may be deemed participants in the solicitation of proxies from holders of Shares in connection with the matters to be considered at the Special Meeting. Information about such participants’ direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.

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The following is a press release made available by SoftVest LP on May 7, 2019:

INVESTOR GROUP CALLS AGAIN ON INCUMBENT TRUSTEES OF TEXAS
PACIFIC LAND TRUST (TPL) TO PUBLICLY COMMIT TO A SHAREHOLDER
VOTE ON MAY 22

Raise Alarm Regarding Trustees’ Continuing Silence on the Matter

Comments on ISS Report

DALLAS, May 7, 2019 - SoftVest, L.P., Horizon Kinetics LLC and ART-FGT Family Partners, which collectively beneficially own over 25% of the outstanding shares of Texas Pacific Land Trust (NYSE: TPL), issued today the following statement:

“ISS agreed today that we have ‘presented a compelling case that shareholder oversight is needed through the election of an independent trustee capable of assessing the shortcomings of the current governance structure and pushing for appropriate improvements.’1

“But we strongly disagree with ISS’ suggestion that General Cook is the right nominee to effect and oversee change.  After all, he was hand-picked by the two incumbent trustees at the suggestion of their outside legal advisor, who also identified General Cook as a nominee.  This last fact had not even been disclosed by TPL before the ISS report was issued this morning, and seems to indicate that the incumbent trustees have decided to outsource to outside counsel not only the legal and public relations functions, but also the role of the nominating committee.

“We strongly believe that the existing trustee vacancy needs to be filled in with a candidate that knows the E&P industry, has known and studied TPL for over 15 years, is fully committed to corporate governance changes, has a solid business track record in the industry, and has real skin in the game.  That person is Eric Oliver.

“We invite you to read more about Eric Oliver, his track record, and his ideas about TPL at https://horizonkinetics.com/tpl/.

“We continue to regret the depths to which the TPL incumbent Trustees and management have sunk in order to try to tarnish the business reputation of their largest shareholders, while spending millions of dollars in shareholder money to preserve their lifetime jobs.

“Once again, we call on the incumbent Trustees to immediately commit today to bring this matter to a shareholder vote on May 22, 2019, as currently scheduled.  We have now repeatedly asked for this simple public commitment from the trustees given our increasing concern that they are considering delaying the vote if they believe Eric Oliver will otherwise be elected trustee.  The incumbent Trustees’ continuing silence on this matter is very alarming to us and should be to all shareholders.”

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Important Information

SoftVest, L.P. has filed a definitive proxy statement with the United States Securities and Exchange Commission (SEC) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests for the election of a new trustee of TPL. Investors are strongly advised to read the proxy statement because it contains important information. Investors may obtain a free copy of the proxy statement from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).

[1]	Permission to use quote was neither sought nor obtained.